EXHIBIT 10.14

SCHEDULE A TO EXHIBIT 10.13

The following individuals entered into director deferred fee agreements with The Ohio Valley Bank Company which are identical to the Third Amended and Restated Director Deferred Fee Agreement, dated May 13, 2015, between Brent A. Saunders and The Ohio Valley Bank Company filed herewith.

Name	Date of Agreement

Anna P. Barnitz	June 9, 2015